Exhibit 99.1

CarGurus Announces First Quarter 2018 Results:

First Quarter Highlights:

•	Total revenue of $98.7 million, an increase of 47% year-over-year
•	GAAP operating income of $3.9 million; non-GAAP operating income of $7.7 million
•	GAAP net income of $3.7 million; non-GAAP net income of $6.6 million
•	Adjusted EBITDA of $9.0 million

CAMBRIDGE, MA:  May 3, 2018 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the first quarter ended March 31, 2018.

“The first quarter was a strong start to 2018, highlighted by strong listing subscription bookings and performance that drove both revenue and profitability above our guidance,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “CarGurus also became the largest automotive shopping website in the U.S. as measured by unique monthly visitors.  Our site’s popularity affirms that our differentiated, transparent offering is working for consumers and our scale allows us to continue to grow the value we provide to dealers.”

Revenue

First Quarter 2018:

•	Total revenue was $98.7 million, an increase of 47% compared to $67.0 million in the first quarter of 2017.
•	Marketplace subscription revenue was $89.3 million, an increase of 48% compared to $60.2 million in the first quarter of 2017.
•	Advertising and other revenue was $9.4 million, an increase of 37% compared to $6.9 million in the first quarter of 2017.

Operating Income

First Quarter 2018:

•	GAAP operating income was $3.9 million, or 4% of total revenue, compared to $6.4 million, or 10% of total revenue, in the first quarter of 2017.
•	Non-GAAP operating income was $7.7 million, or 8% of total revenue, compared to $6.5 million, or 10% of total revenue, in the first quarter of 2017.

Net Income & Adjusted EBITDA

First Quarter 2018:

•

GAAP net income was $3.7 million, or $0.03 per share based on 113.3 million weighted average diluted shares outstanding as of March 31, 2018, as compared to net income of $4.2 million, or $0.04 per share based on 46.3 million weighted average diluted shares outstanding as of March 31, 2017, in the first quarter of 2017.

•

Non-GAAP net income was $6.6 million, or $0.06 per share based on 113.3 million weighted average diluted shares outstanding as of March 31, 2018, compared to $4.1 million or $0.04 per share based on 106.8 million weighted average diluted shares outstanding as of March 31, 2017, in the first quarter of 2017.

•	Adjusted EBITDA, a non-GAAP metric, was $9.0 million, compared to $7.1 million in the first quarter of 2017.

Balance Sheet and Cash Flow

•	As of March 31, 2018, CarGurus had cash, cash equivalents, and short-term investments of $142.0 million and no debt.
•

The Company generated $6.4 million in cash from operations and $5.4 million in free cash flow, which is a non-GAAP metric, during the first quarter of 2018 compared to generating $5.2 million in cash from operations and $4.5 million in free cash flow during the first quarter of 2017.

First Quarter Business Metrics

•

U.S. revenue was $95.2 million in the first quarter of 2018, an increase of 45% compared to $65.4 million in the first quarter of 2017. GAAP operating income in the U.S. was $11.6 million, a decrease of 4% compared to $12.1 million in the first quarter of 2017. The decrease in GAAP operating income from the first quarter of 2017 to the first quarter of 2018 was primarily due to a $3.5 million increase in stock-based compensation expense.

•

International revenue was $3.5 million in the first quarter of 2018, an increase of 119% compared to $1.6 million in the first quarter of 2017. GAAP operating loss in International markets was ($7.7) million, an increase of 33% compared to a loss of ($5.7) million in the first quarter of 2017.

•

Total paying dealers were 29,026 at March 31, 2018, an increase of 24% compared to 23,429 at March 31, 2017.  Of the total paying dealers at March 31, 2018, U.S. and International accounted for 26,261 and 2,765, respectively, compared to 22,081 and 1,348, respectively, at March 31, 2017.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $12,470 as of March 31, 2018, an increase of 17% compared to $10,700 as of March 31, 2017.
•	AARSD in International markets was $5,045 as of March 31, 2018, an increase of 15% compared to $4,401 as of March 31, 2017.

•	Website traffic and consumer engagement metrics for the first quarter of 2018 grew as follows:
o

U.S. average monthly unique users were 30.8 million, an increase of 33% compared to 23.1 million in the first quarter of 2017. U.S. average monthly sessions were 84.8 million, an increase of 37% compared to 61.9 million in the first quarter of 2017.

o

International average monthly unique users were 3.5 million, an increase of 64% compared to 2.1 million in the first quarter of 2017. International average monthly sessions were 8.1 million, an increase of 68% compared to 4.8 million in the first quarter of 2017.

Recent Business Developments

CarGurus emerged as the leading automotive shopping website in the U.S. based on the following key audience metrics measured by comScore Media Metrix Multi Platform ratings (March 2018):

•	Largest Automotive Shopping Site: Total unique monthly visitors[1]
•	Most Mobile Traffic: Total unique monthly mobile visitors[2]
•	Most Visited Automotive Shopping Site: Total visits[1]
•	Most Engaged Shoppers: Average minutes per unique visitor[3]
•	Most Shopping Time Spent: Total minutes[1]

comScore Media Metrix® Multi Platform, March 2018, U.S., Automotive

2 comScore Mobile Metrix®, March 2018, U.S., Automotive

3 comScore Media Metrix® Multi Platform, March 2018, U.S. (competitive set includes CarGurus.com, Cars.com, AutoTrader.com, and TrueCar.com)

Second Quarter and Full-Year 2018 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

Second Quarter 2018:

•Total revenue	$103 to $104 million
•Non-GAAP operating income	$4 to $5 million
•Non-GAAP EPS	$0.03 to $0.04

The second quarter 2018 non-GAAP earnings per share calculation assumes 115.4 million diluted weighted average common shares outstanding.

Full-Year 2018:

•Total revenue	$415 to $418 million
•Non-GAAP operating income	$25 to $28 million
•Non-GAAP EPS	$0.19 to $0.21

The full-year non-GAAP earnings per share calculation assumes 115.5 million diluted weighted average common shares outstanding.  Guidance for the second quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, the reconciling item between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to timing, amount, valuation and number of future employee awards and therefore is not available without unreasonable effort.  For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled "Non-GAAP Financial Measures and Other Business Metrics" below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter 2018 financial results and second quarter and full fiscal year 2018 financial guidance at 5:00 p.m. Eastern Time today, May 3, 2018. To access the conference call, dial (877) 451-6152 for the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the Company's website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on May 3, 2018, until 11:59 p.m. Eastern Time on May 17, 2018, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13678992. In addition, an archived webcast will be available on the Investors section of the Company's website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the largest automotive shopping site in the U.S. by unique monthly visitors (source: ComScore Media Metrix Multi Platform, March 2018). In addition to the United States, CarGurus operates online marketplaces in Canada, Germany, Italy, and the United Kingdom. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the second quarter 2018 and full-year 2018, attractiveness of our product offerings and platform, the value proposition of our products and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on May 3, 2018 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At March 31, 2018	At December 31, 2017
Assets
Current assets
Cash and cash equivalents	$62,003	$87,709
Investments	80,000	50,000
Accounts receivable, net of allowance for doubtful accounts of $690 and $494, respectively	12,197	12,577
Prepaid expenses, prepaid income taxes and other current assets	7,303	6,918
Total current assets	161,503	157,204
Property and equipment, net	16,175	16,563
Restricted cash	1,870	1,843
Deferred tax assets	2,835	825
Other long–term assets	155	159
Total assets	$182,538	$176,594
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$23,266	$23,908
Accrued expenses, accrued income taxes and other current liabilities	9,672	13,588
Deferred revenue	7,096	4,305
Deferred rent	1,185	1,165
Total current liabilities	41,219	42,966
Deferred rent, net of current portion	5,434	5,648
Other non–current liabilities	1,090	955
Total liabilities	47,743	49,569
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 85,426,038 and 77,884,754 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively.	85	78
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 20,702,084 and 28,226,104 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively.	21	28
Additional paid-in capital	189,237	185,190
Accumulated deficit	(54,848)	(58,499)
Accumulated other comprehensive income	300	228
Total stockholders’ equity	134,795	127,025
Total liabilities and stockholders’ equity	$182,538	$176,594

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$98,701	$67,035
Cost of revenue(1)	5,569	3,325
Gross profit	93,132	63,710
Operating expenses:
Sales and marketing	71,508	49,071
Product, technology, and development	9,098	3,648
General and administrative	7,871	4,059
Depreciation and amortization	733	548
Total operating expenses	89,210	57,326
Income from operations	3,922	6,384
Other income, net	282	164
Income before income taxes	4,204	6,548
Provision for income taxes	553	2,341
Net income	$3,651	$4,207
Reconciliation of net income to net income attributable to common stockholders:
Net income	$3,651	$4,207
Net income attributable to participating securities	—	(2,482)
Net income attributable to common stockholders — basic	$3,651	$1,725
Net income	$3,651	$4,207
Net income attributable to participating securities	—	(2,385)
Net income attributable to common stockholders — diluted	$3,651	$1,822
Net income per share attributable to common stockholders:
Basic	$0.03	$0.04
Diluted	$0.03	$0.04
Weighted–average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	106,942,799	42,081,960
Diluted	113,341,308	46,267,552
(1) Includes depreciation and amortization expense for the three months ended March 31, 2018 and 2017 of $504 and $122, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2018	2017
Operating Activities
Net income	$3,651	$4,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,237	670
Unrealized currency loss on foreign denominated transactions	53	—
Deferred taxes	(2,010)	(25)
Provision for doubtful accounts	377	159
Stock-based compensation expense	3,818	76
Changes in operating assets and liabilities:
Accounts receivable	7	(1,027)
Prepaid expenses, prepaid income taxes, and other assets	(507)	1,597
Accounts payable	649	44
Accrued expenses, accrued income taxes, and other current liabilities	(3,651)	(1,286)
Deferred revenue	2,811	1,034
Deferred rent	(215)	(270)
Other non-current liabilities	154	66
Net cash provided by operating activities	6,374	5,245
Investing Activities
Purchases of property and equipment	(434)	(159)
Capitalization of website development costs	(581)	(562)
Investments in certificates of deposit	(60,000)	(30,000)
Maturities of certificates of deposit	30,000	26,774
Net cash used in investing activities	(31,015)	(3,947)
Financing Activities
Proceeds from exercise of stock options	80	109
Payment of initial public offering costs	(1,142)	—
Net cash (used in) provided by financing activities	(1,062)	109
Impact of foreign currency on cash, cash equivalents, and restricted cash	24	26
Net (decrease) increase in cash, cash equivalents, and restricted cash	(25,679)	1,433
Cash, cash equivalents, and restricted cash at beginning of period	89,552	31,520
Cash, cash equivalents, and restricted cash at end of period	$63,873	$32,953
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5	$47
Cash paid for interest	$5	$6
Supplemental disclosure of non-cash investing and financing activities:
Unpaid purchases of property and equipment	$188	$1,176
Capitalized stockholders' compensation in website development costs	$149	$—

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2018	2017
GAAP operating income	$3,922	$6,384
Stock-based compensation expense	3,818	76
Non-GAAP operating income	$7,740	$6,460

GAAP operating margin	4%	10%
Non-GAAP operating margin	8%	10%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per-share amounts)

	Three Months Ended
	March 31,
	2018	2017
GAAP net income	$3,651	$4,207
Stock-based compensation expense, net of tax(1)	3,016	49
Change in tax provision from stock-based compensation expense(2)	(113)	(109)
Non-GAAP net income	$6,554	$4,147
Non-GAAP net income attributable to common stockholders	$6,554	$4,147
Non-GAAP net income attributable to common stockholders per share:
Basic	$0.06	$0.04
Diluted	$0.06	$0.04
Weighted-average number of shares of common stock used in computing non-GAAP net income per share to common stockholders:
GAAP Basic Shares	106,943	42,082
Preferred Shares assuming conversion	—	60,565
Total Non-GAAP Basic Shares	106,943	102,647
GAAP Diluted Shares	113,341	46,268
Preferred Shares assuming conversion	—	60,565
Total Non-GAAP Diluted Shares	113,341	106,833
(1) The stock-based compensation amounts reflected in the table above, for 2018 and 2017, are tax effected at the U.S. federal statutory tax rates of 21% and 35%, respectively.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$98,701	$67,035
Cost of revenue	5,569	3,325
Gross profit	93,132	63,710
Cost of revenue stock-based compensation expense	89	5
Non-GAAP gross profit	$93,221	$63,715

GAAP gross profit margin	94%	95%
Non-GAAP gross profit margin	94%	95%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense and GAAP Expense as a Percentage of Revenue to Non-GAAP Expense as a Percentage of Revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2018					2017
	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue
Cost of revenue	$5,569	$(89)	$5,480	6%	6%	$3,325	$(5)	$3,320	5%	5%
S&M	71,508	(1,010)	70,498	72%	71%	49,071	(38)	49,033	73%	73%
P,T&D(1)	9,098	(1,661)	7,437	9%	8%	3,648	(25)	3,623	5%	5%
G&A	7,871	(1,058)	6,813	8%	7%	4,059	(8)	4,051	6%	6%
Depreciation & amortization	733	—	733	1%	1%	548	—	548	1%	1%
Operating expenses(2)	$89,210	$(3,729)	$85,481	90%	87%	$57,326	$(71)	$57,255	86%	85%
Total expenses	$94,779	$(3,818)	$90,961	96%	92%	$60,651	$(76)	$60,575	90%	90%
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2018	2017
GAAP net income	$3,651	$4,207
Depreciation and amortization	1,237	670
Stock-based compensation expense	3,818	76
Other (income), net	(282)	(164)
Provision for income taxes	553	2,341
Adjusted EBITDA	$8,977	$7,130

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	December 31,
	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$6,374	$5,245
Purchases of property and equipment	(434)	(159)
Capitalization of website development costs	(581)	(562)
Non-GAAP free cash flow	$5,359	$4,524

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.  While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation and amortization, stock-based compensation expense, other (income) expense, net, the provision for (benefit from) income taxes, and other one-time, non-recurring items, when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of non-GAAP operating income and non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense.  We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to our Enhanced or Featured Listing product at the end of a defined period.

We define AARSD, as measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who has visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses a website during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or at midnight Eastern Time each night. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

Investor Contact:

Marc Griffin

ICR, Inc., for CarGurus, Inc.

888-508-1190

investors@cargurus.com